Exhibit G

    Custody Agreement between the Registrant and Rushmore Trust and
                             Savings, FSB


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                       CUSTODY AGREEMENT BETWEEN

                     AMERICAN GAS INDEX FUND, INC.

                                  AND

                 RUSHMORE TRUST AND SAVINGS BANK, FSB

     This Agreement (the "Agreement") is entered into this 22nd day of May, 1992 by and between American Gas Index Fun, Inc. (the "Fund") and Rushmore Trust and Savings Bank, FSB (the "Custodian").

     WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Fund and the Custodian, intending to be legally bound hereby, agree as follows:

     1. APPOINTMENT OF CUSTODIAN. The Fund hereby designates and appoints the Custodian, subject to the provisions hereof. In connection with such appointment, the Fund shall promptly deliver to the Custodian certified or authenticated copies of its Charter and By-laws, all amendments thereto, certified resolutions of its Board of Directors appointing the Custodian and certified copies of such other resolutions of its Board of Directors, contracts and other documents as may be reasonably required by the Custodian.

     2. DELIVERY OF ASSETS. The Fund shall, on receipt, promptly deliver and pay or cause to be delivered and paid to the Custodian all securities and cash hereafter acquired by the Fund.

     3. DUTIES OF THE CUSTODIAN. The Custodian shall have and perform the following powers and duties with reference to the portfolio securities and cash of the Fund:

     (a) Safekeeping of Securities. To keep safely the securities of the Fund in its possession, in a depository or by book entry, and to receive for such safekeeping delivery of securities acquired by the Fund from time to time. The Custodian may hold such securities in bearer form, registered in the name of the Fund, registered in the name of the nominee of the Custodian or registered in the name of the nominee of any depository of the Custodian.

     (b) Sales and Redemptions. To make delivery of securities which have been sold for the account of the Fund upon receipt of proper instructions, or which have been called, exchanged, redeemed, retired or otherwise become payable, such delivery to be made only upon payment therefore, in cash or in such other proper medium of payment as may be acceptable to the Custodian in the reasonable exercise of its discretion, or as such instructions may designate.

     (c) Cash Accounts. To retain all cash of the Fund in a separate account or accounts in the name of the Fund subject only to draft or order by the Bank, as Custodian, in accordance with the terms of this Agreement. All monies received by the Custodian from or for the account of the Fund shall be deposited in said account or accounts.

     (d) Purchases. Upon receipt of proper instructions, and insofar as funds are available for the purpose, to pay for all securities purchased from the account of the Fund, payment being made only upon receipt of the securities in bearer form or registered in form satisfactory to the Custodian.

     (e) Collections. Unless otherwise directed by receipt of proper instructions, to collect and receive all income with respect to the securities held hereunder, and to do all other things necessary and proper in connection with the collection of such items, including but not limited to the authority to:

     (i) present for payment all income items requiring presentation;

     (ii) present for payment all securities which may mature or be called, redeemed, retired, or otherwise become payable;


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     (iii)  endorse for collection, for the account of the Fund, checks, drafts, or other negotiable instruments.

     (f) Sales of Shares of the Funds. To receive all considerations paid into the Fund in connection with the issuance of shares of the Fund and to deposit such considerations in the account or accounts maintained hereunder.

     (g) Redemption of Shares. Upon the request of the Fund, the Custodian shall pay such sums to the Fund, its redemption agent or its shareholders as the Fund may advise the Custodian are necessary in connection with a redemption of shares of the Fund.

     (h) Dividends and Distributions. Upon receipt of proper instructions, to release available funds to the Fund or its disbursing agent for the payment of dividends or other distributions payable in cash to shareholders of the Fund.

     (i) Transfer of Funds. Prohibit the Custodian's transfer of funds upon receipt by the Custodian directly of a telephone purchase or redemption request. The Custodian should forward all requests for purchases and redemptions made by telephone directly to the Fund for proper processing.

     (j) Other Payments of Cash. Upon receipt of proper instructions, to release available funds to the Fund or cause to be paid on behalf of the Fund, insofar as funds are available, for the following particular purposes: such taxes, interest charges, investment advisory fees, administrative fees, and legal fees as well as such amounts payable in connection with the conversion or exchange of securities owned by the Fund or for other proper purposes of the Fund as may be approved generally or from time to time by the Treasurer or such other person or persons as the Board of Directors of the Fund may authorize, except that if such payment is made for other proper corporate purposes not otherwise specified above in this Agreement, it shall be made only upon receipt of proper instructions together with a certified copy of a resolution of the Board of Directors of the Fund setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose and naming the persons or persons to whom such payment is to be made.

     (4) OTHER DUTIES AS CUSTODIAN. The Custodian shall perform other duties on behalf of the Fund as follows:

     (a) Accounts and Statements. To send daily statements of cash transactions to the Fund and such listings of securities held by the Custodian for the account of the Fund as may from time to time be requested by the Fund.

     (b) Retention of Records. To preserve for the periods required in Section 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940 such records maintained by it as are required to be maintained by Section 31a-1 of such rules. Unless otherwise instructed by the Fund, the Custodian shall maintain its records in such form that the securities held by it for the Fund shall at all times by identifiable by date of purchase and purchase price per share or unit. Said records shall be available at the office of the Custodian for inspection by the Fund or its agents at reasonable times.

     (c) Reports. To assist the Fund in the (a) preparation of reports to shareholders of the Fund, the Federal Securities and Exchange Commission, the various state "Blue Sky" authorities and others, (b) audits of accounts and (c) other ministerial matters of like nature.

     (d) Miscellaneous. In general to attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealing with the portfolio securities and cash of the Fund entrusted to its care except as otherwise directed from time to time by proper instructions.

     (5)  MATTERS OF GENERAL APPLICATION


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     (a)  Investments and Limitations.  In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may take cognizance of the provisions of the Charter and By-Laws of the Fund as from time to time amended, but, nevertheless, except as otherwise expressly provided herein, it may assume unless and until notified in writing to the contrary that so called proper instructions received by it are not in conflict with or in any way contrary to any provisions of said Charter or By-Laws, as amended, or resolutions or proceedings of the Board of Directors of the Fund.

     (b) Proper Instructions. For purposes of this Agreement, the Custodian shall be deemed to have received "proper instructions" upon receipt of written instructions signed by a majority of the Directors of the Fund or by such person or persons as the Board of Directors shall have from time to time authorized to give particular class of instructions in question. Different persons may be authorized to give instructions for different purposes. A certified copy of a resolution or action of the Board of Directors of the Fund including facsimile signatures of such person or persons, may be received and accepted by the Custodian as conclusive evidence of the authority of such person or persons to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms.

     (c) Reliance Upon Instructions. The Custodian shall be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper believed by it to be genuine, and to have been properly authorized and executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof for any fact or matter required to be ascertained by its hereunder, a certificate signed by the Secretary of the Fund with respect to corporate proceedings of the Fund or otherwise by two officers of the Fund then authorized to give instructions under paragraph 5(b) hereof.

     (d) Indemnification. The Fund shall be indemnified for any loss it sustains as a result of any embezzlement of the Fund's assets by the Custodian, its agent, officers, directors or employees. The Custodian shall provide a blanket indemnification to the Fund for any loss it sustains as a result of any omission of the Custodian, its agents, officers, directors, or employees in administering or performing any and all of its obligations under the Agreement.

     6. COMPENSATION. The Fund shall pay to the Custodian such compensation and at such time as may from time to time be agreed upon in writing by the Fund and the Custodian.

     7. TERMINATION. Either party may terminate this Agreement by notice in writing delivered or mailed, postage prepaid, to the other party hereto not less than thirty (30) days prior to the date of which such termination shall take place. In the event of the legal inability of the Custodian to serve hereunder or of termination of this Agreement as aforesaid by either party, the Fund shall forthwith appoint a bank, Federal savings bank or trust company of good standing as successor custodian, and the Custodian shall deliver all funds and all securities of the Fund, duly endorsed and in form for transfer, to such successor custodian. If while this Agreement is in force the Fund shall be liquidated pursuant to law, the Custodian shall distribute either in cash or (if the Fund so orders by proper instructions), in kind, prorata among the holders of shares in the Fund, the securities and property of the Fund which remains after paying or satisfying all expenses and liabilities of the Fund.

     8. LAW OF CONTRACT. This agreement is executed and delivered in the State of Maryland and shall be subject to and be construed according to the laws of said State of Maryland.

     9. NOTICES. Notices and other writings shall be deemed to have been properly delivered or given hereunder to the respective addresses if delivered or mailed, postage prepaid, to the appropriate party at the address set forth below:

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If to the Fund:

     American Gas Index Fund
     4922 Fairmont Avenue
     Bethesda, MD  20814

If to the Custodian:

     Rushmore Trust and Savings Bank, FSB
     4922 Fairmont Avenue
     Bethesda, MD  20814


     10. LIABILITY WAIVED. Neither the holders of shares in the Funds nor the Directors of the Fund shall be personally liable hereunder.

     11. SUCCESSORS. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors.

     12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer on the day and year first above written.


ATTEST:                       AMERICAN GAS INDEX FUND

/s/ William L. Major          By:  /s/ Richard J. Garvey
                                       Chairman of the Board

/s/ John R. Stanley           By:  /s/ Timothy P. Hagan
                                       Executive Vice President


ATTEST:                       RUSHMORE TRUST AND SAVINGS BANK, FSB:

/s/  Helen Pate               By:  /s/ Marjorie B. Deyo



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                              SCHEDULE A

     Effective with the execution of this Agreement, the Custodian shall be compensated for its services as follows:

     5 basis points on the market value of the Fund



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                              SCHEDULE B

     In an effort to permit direct communications between a company which issues securities and the shareholder who votes those securities, the Securities and Exchange Commission has adopted Rule 14b-1 (c).

          The Securities and Exchange Commission Rule directs us to contact each customer for whom we hold securities and determine whether or not you authorize us to provide your name, address and share position to requesting companies whose stock you own. If you tell us "no", we will not provide this information to requesting companies. If you tell us "yes", we will provide the information. Under the Rule, you "yes" or "no" will apply to all securities that we hold for you.

          We may provide this information either directly to the requesting companies or through a third party vendor.

     For your protection, the Rule prohibit the requesting company from using you name and address for any purpose other than corporate communications.

          Please complete the authorization below by checking one of the alternatives. Under the law, unless you indicate your objection in writing, you are deemed to "not object".

     YES ( X ) You are authorized to release my name, address, and share positions to requesting issuers.

     NO  (   ) You are not authorized to release my name, address
               or share positions to requesting issuers.


/s/ Richard J. Garvey                                  June 10, 1992
Authorized signature                                   Date



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RUSHMORE TRUST



January 24, 1997


Mr. Richard J. Garvey
Chairman of the Board
American Gas Index Fund, Inc.
4922 Fairmont Avenue
Bethesda, MD  20814

Dear Mr. Garvey:

I have enclosed a revised Schedule A, the fee schedule, of the Custody Agreement between the American Gas Index Fund, Inc. and Rushmore Trust and Savings, FSB. This revision states that the compensation for custody services provided is an internal allocation of a fee described in the Administrative Services Agreement between our companies.

Please date and sign below to indicate acceptance of this revised schedule.

Should you have any questions, call me at (301) 657-0291.

Sincerely,

/s/ David M. Shawler
David M. Shawler
Vice President and Trust Manager





Accepted:  /s/ Richard J. Garvey
Date:       1-29-97

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                              SCHEDULE A

The fees for Custodian services is an internal allocation of the fee described in the Administrative Services Agreement between American Gas Index Fund, Inc. and Rushmore Trust and Savings, FSB.